Exhibit 99.1

PROXY CARD

Galileo Acquisition Corp.

1049 Park Ave. 14A

New York, NY 10028

EXTRAORDINARY GENERAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GALILEO ACQUISITION CORP.

The undersigned appoints [___] and [___] (the “Proxies”) as proxies and each of them with full power to act without the other, each with the power to appoint a substitute and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all ordinary shares of Galileo Acquisition Corp. (“Galileo”) held of record by the undersigned on [___________], 2021 at the Extraordinary General Meeting of Galileo (“Meeting”) to be held virtually on [______], 2021 at 10:00 a.m. Eastern Time via live webcast at https://www.cstproxy.com/galileoacquisitioncorp/sm2021, or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof.

The undersigned acknowledges receipt of the joint proxy statement/consent solicitation statement/prospectus and revokes all prior proxies for said Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

THE BOARD OF DIRECTORS OF GALILEO ACQUISITION CORP. RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 15.

(1)

Proposal 1 – The Domestication Proposal — To consider and vote upon a proposal by special resolution to (a) change the domicile of Galileo pursuant to a transfer by way of continuation of an exempted company out of the Cayman Islands and a domestication into the State of Delaware as a corporation (the “Domestication”). The Domestication will be effected immediately prior to the consummation of the Business Combination (as defined below) by Galileo filing a Certificate of Corporate Domestication and the Proposed Charter (as defined herein) in the form appended to the joint proxy statement/consent solicitation statement/prospectus as Annex A with the Delaware Secretary of State and filing an application to de-register Galileo with the Registrar of Companies of the Cayman Islands. Upon the effectiveness of the Domestication, Galileo will become a Delaware corporation and all outstanding securities of Galileo will convert to outstanding securities of the continuing Delaware corporation, as described in more detail in the joint proxy statement/consent solicitation statement/prospectus. At the time of the Domestication, simultaneously with the adoption of the Proposed Charter, the Galileo board of directors (the “Galileo Board”) intends to adopt Bylaws (the “Bylaws”) in the form appended to the joint proxy statement/consent solicitation statement/prospectus as Annex B.

“RESOLVED, as a special resolution, that Galileo Acquisition Corp. be de-registered in the Cayman Islands pursuant to Article 46 of the Amended and Restated Memorandum and Articles of Association of Galileo Acquisition Corp. and be registered by way of continuation as a corporation in the State of Delaware and conditional upon, and with effect from, the registration of Galileo Acquisition Corp. in the State of Delaware as a corporation, governed by the Proposed Charter and Bylaws attached as Annex A and Annex B, respectively, to the joint proxy statement/consent solicitation statement/prospectus in respect of the meeting, at which time the Amended and Restated Memorandum and Articles of Association will be replaced by that Proposed Charter and Bylaws of the combined company as referenced in the joint proxy statement/consent solicitation statement/prospectus in respect of the meeting.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)

Proposal 2 – The Business Combination Proposal — To consider and vote upon a proposal by ordinary resolution to approve the Agreement and Plan of Merger and Reorganization, dated as of April 28, 2021 (as amended or supplemented from time to time, the “Merger Agreement”), by and among Galileo, Galileo Acquisition Holdings Inc., a Delaware corporation and a wholly- owned subsidiary of Galileo (“Merger Sub”), Galileo Founders Holdings, L.P., a Delaware limited partnership (the “Sponsor”), in the capacity from and after the closing (the “Closing”) of the transactions contemplated by the Merger Agreement as representative of the Galileo shareholders (other than holders of securities of Shapeways) for the purposes set forth in the Merger Agreement (the “Purchaser Representative”), Shapeways, Inc., a Delaware corporation (“Shapeways”) and Fortis Advisors LLC, in the capacity from and after the Closing as representative of the Shapeways Stockholders (the “Seller Representative”), and the transactions contemplated by the Merger Agreement, including the issuance of the merger consideration thereunder (collectively, the “Business Combination”). Galileo and Shapeways, following the Business Combination, are both referred to as the “Company” or as the combined company. A copy of the Merger Agreement is appended to the joint proxy statement/ consent solicitation statement/prospectus as Annex C.

“RESOLVED, as an ordinary resolution, that Galileo’s entry into the Merger Agreement, the consummation of the transactions contemplated by the Merger Agreement, including the issuance of the consideration thereunder, and the performance by Galileo of its obligations thereunder thereby be ratified, approved, adopted and confirmed in all respects.”

	☐ FOR	☐ AGAINST	☐ABSTAIN

(3)

Proposal 3 – The Charter Proposal — To consider and vote on a proposal by special resolution to approve, in connection with the Business Combination, the replacement of Galileo’s Amended and Restated Memorandum and Articles of Association (the “Current Charter”) with the proposed new certificate of incorporation (the “Proposed Charter”) of Galileo, in the form appended to the joint proxy statement/consent solicitation statement/prospectus as Annex A, to be effective upon the Domestication.

“RESOLVED, as a special resolution, that the existing Amended and Restated Memorandum and Articles of Association of Galileo Acquisition Corp. be amended and restated and replaced in its entirety by the Proposed Charter in the form appended to the joint proxy statement/consent solicitation/prospectus as Annex A, to be effective upon the consummation of the Business Combination.”

	☐ FOR	☐ AGAINST	☐ABSTAIN

(4)-(9)

Proposals 4 – 9 –The Organizational Documents Proposals — To consider and vote, on an advisory and non-binding basis, on six separate proposals by ordinary resolution to approve certain governance provisions in the Proposed Charter. These separate votes are not otherwise required by Delaware law, separate and apart from the Charter Proposal, but are required by Securities and Exchange Commission guidance requiring that stockholders have the opportunity to present their views on important corporate governance provisions.

“RESOLVED, as an ordinary resolution, on an advisory and non-binding basis, to approve each of the following proposals (Proposals 4-9):

(4) Proposal 4

To approve and adopt provisions in the Proposed Charter, which will amend and replace the Current Charter if the Charter Proposal is approved, requiring the affirmative vote of the holders of at least 66 2⁄3% of the voting power of all the then outstanding shares of stock of the Company entitled to vote to remove a director for cause;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5) Proposal 5

To approve and adopt provisions in the Proposed Charter, which will amend and replace the Current Charter if the Charter Proposal is approved, providing that (i) special meetings of stockholders for any purpose or purposes may be called at any time by the majority of the combined company Board, the Chairman of the combined company Board or the Chief Executive Officer of the combined company, and may not be called by another other person or persons and (ii) any action required or permitted to be taken by the stockholders of the combined company must be effected at an annual or special meeting of the stockholders called in accordance with the Bylaws and may not be effected by written consent in lieu of a meeting;

☐ FOR	☐ AGAINST	☐ABSTAIN

(6) Proposal 6

To approve and adopt provisions in the Proposed Charter, which will amend and replace the Current Charter if the Charter Proposal is approved, providing adopting Delaware as the exclusive forum for certain shareholder litigation;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(7) Proposal 7

To approve and adopt provisions in the Proposed Charter, which will amend and replace the Current Charter if the Charter Proposal is approved, changing the post-Business Combination company’s corporate name from “Galileo Acquisition Corp.” to “Shapeways Holdings, Inc.”;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(8) Proposal 8

To approve and adopt provisions in the Proposed Charter, which will amend and replace the Current Charter if the Charter Proposal is approved, to remove certain provisions related to Galileo’s status as a blank check company that will no longer apply upon consummation of the Business Combination; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

(9) Proposal 9

To approve and adopt provisions in the Proposed Charter, which will amend and replace the Current Charter if the Charter Proposal is approved, increasing the total number of authorized shares of all classes of stock to [_____] shares, each with a par value of $.0001 per share, consisting of (i) [______] shares of Common Stock, and (ii) [_______] shares of preferred stock.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

(10)

Proposal 10 – The Share Escrow Amendment Proposal — To consider and vote on a proposal by ordinary resolution to approve an amendment, in the form appended to the joint proxy statement/consent solicitation statement/prospectus as Annex D, to the Share Escrow Agreement entered into at the time of Galileo’s initial public offering, effected by the filing with the Securities and Exchange Commission of the prospectus contained in the registration statement on Form S-1 (File No. 333-234049), the Sponsor and the escrow agent thereunder to revise the lock-up period under the Share Escrow Agreement to match the lock-up period reflected in the Lock-Up Agreements with certain stockholders of Shapeways (the “Lock-Up Agreements”) entered into simultaneously with the Merger Agreement in connection with the Business Combination.

“RESOLVED, as an ordinary resolution, to approve an amendment to the Share Escrow Agreement in the form appended to the joint proxy statement/consent solicitation statement/prospectus as Annex D.”

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(11)

Proposal 11 – The NYSE Proposal — To consider and vote on a proposal by ordinary resolution to approve, for purposes of complying with the applicable provisions of NYSE Listing Rule 312.03, the issuance of (a) shares of Common Stock of the combined company to the PIPE Investors, pursuant to the PIPE Investment (each as defined in the joint proxy statement/consent solicitation statement/prospectus), and (b) shares of Galileo stock to the Shapeways stockholders pursuant to the Merger Agreement.

“RESOLVED, as an ordinary resolution, that for the purposes of complying with the applicable provisions of NYSE Listing Rule 312.03, the issuance of [______] shares of Common Stock of the combined company pursuant to the Merger Agreement and the PIPE Investment (as defined in the joint proxy statement/consent solicitation statement/prospectus), including to Shapeways stockholders and the PIPE Investors, be approved.”

	☐ FOR	☐ AGAINST	☐ ABSTAIN
(12)

Proposal 12 – The Incentive Plan Proposal — To consider and vote on a proposal by ordinary resolution to approve the Shapeways Holdings, Inc. 2021 Equity Incentive Plan, in the form appended to the joint proxy statement/consent solicitation statement/prospectus as Annex E.

“RESOLVED, as an ordinary resolution, that the Shapeways Holdings, Inc. 2021 Equity Incentive Plan, the form of which is appended to the joint proxy statement/consent solicitation statement/prospectus in respect of the meeting as Annex E, be approved and adopted in all respects.”

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(13)

Proposal 13 – The Employment Stock Purchase Plan Proposal — To consider and vote on a proposal by ordinary resolution to approve the Shapeways Holdings, Inc. 2021 Employee Stock Purchase Plan, in the form appended to the joint proxy statement/consent solicitation statement/prospectus as Annex F.

“RESOLVED, as an ordinary resolution, that the Shapeways Holdings, Inc. 2021 Employee Stock Purchase Plan, the form of which is appended to the joint proxy statement/consent solicitation statement/ prospectus in respect of the meeting as Annex F, be approved and adopted in all respects.”

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(14)

Proposal 14 – The Director Appointment Proposal — To consider and vote upon a proposal by ordinary resolution to appoint six (6) directors, effective upon the Closing, to serve staggered terms on the Company’s board of directors until the first, second and third annual meetings of stockholders after the Closing, as applicable, or until their respective successors are duly elected and qualified or until their earlier death, resignation, retirement or removal for cause.

“RESOLVED, as an ordinary resolution, that the six (6) persons listed below be appointed as directors of the Company, effective upon the Closing of the Business Combination, to serve staggered terms on the Company’s board of directors until the 2022, 2023 and 2024 annual meetings of stockholders, as applicable, or until their respective successors are duly elected and qualified or until their earlier death, resignation, retirement or removal for cause:

Name	Position

Josh Wolfe	Class III Director, Chairman of the Board
Greg Kress	Chief Executive Officer, Class III Director
Robert Jan Galema	Class I Director
Patrick S. Jones	Class II Director
Alberto Recchi	Class II Director
Ryan Kearny	Class I Director

☐ FOR ALL	☐ WITHHOLD ALL	☐ FOR ALL EXCEPT

To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name(s) of the nominee(s) on the line below_________________________

(15)

Proposal 15 - The Adjournment Proposal — To consider and vote upon a proposal by ordinary to adjourn the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if it is determined by the Galileo Board that more time is necessary or appropriate to approve one or more proposals at the Meeting.

“RESOLVED, as an ordinary resolution, that the adjournment of the meeting to a later date or dates, if necessary, be determined by the chairman of the meeting to permit further solicitation and vote of proxies if it is determined by the Board that more time is necessary or appropriate to approve one or more proposals at the meeting be adopted and approved in all respects.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.